Exhibit (10)(i)

                   Description of Service Recognition Program

     Peoples Bank maintains a Service Recognition Program, under which directors, officers and employees are eligible for awards. Under this Program, directors, officers and employees are awarded a combination of Common Stock of the Company and cash, with the amount of the award based upon the length of service to the Bank. Any Common Stock awarded under the Program is purchased by the Bank on the open market, and no new shares are issued by the Company under the Service Recognition Program. The following schedule shows the award levels for various years of service to the Bank.

                              Cash
                  Stock   (to help with    Total
Years of Service  Value   tax liability)   Value
----------------  ------  ---------------  ------
5                 $  250  $            75  $  325
----------------  ------  ---------------  ------
10                   500              150     650
----------------  ------  ---------------  ------
15                 1,000              275   1,275
----------------  ------  ---------------  ------
20                 2,000              500   2,500
----------------  ------  ---------------  ------
25                 3,000              750   3,750
----------------  ------  ---------------  ------
30                 4,000            1,000   5,000
----------------  ------  ---------------  ------



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